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                                                                    Exhibit 23.1


                  Consent of Morrison, Brown, Argiz & Company

         As independent accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-2 of our report for ECOS Group, Inc. and Subsidiary, dated May 17, 2000, and to all references to our Firm included in or made part of this registration statement.

/s/ Morrison, Brown, Argiz & Company
Miami, Florida
December 26, 2000